ACTIVE 702119151v3 EMPLOYMENT AGREEMENT This Employment Agreement (this “Agreement”) is entered into by and between The Joint Corporation, a Delaware corporation (the “Company”) and Scott Bowman (“Executive”) as of June 10, 2025 to be effective as of the Effective Date (as defined herein). In this Agreement, the Company and Executive are occasionally referred to herein as a “party” or “the parties.” RECITALS WHEREAS, Executive agrees to provide services to the Company as its Chief Financial Officer (“CFO”), and the Company agrees to provide certain compensation and benefits to Executive in return; and WHEREAS, the Company and Executive mutually desire to memorialize the terms of Executive’s employment as the CFO. NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: 1. Certain Definitions. Certain words or phrases with initial capital letters not otherwise defined herein are to have the meanings set forth in Section 17. 2. Employment. The Company shall employ Executive, and Executive accepts employment with the Company, upon the terms and conditions set forth in this Agreement. Executive’s employment with the Company will begin June 10, 2025 (the “Effective Date”). 3. Position and Duties. (a) Executive shall serve as the CFO and shall have the duties, responsibilities, and authority typically associated with such positions (collectively, the “Services”). The Services are subject to the authority of the Board of Directors of the Company (the “Board”) to provide oversight and direction with respect to such duties, responsibilities, and authority, either generally or in specific instances. (b) Executive shall devote Executive’s reasonable best efforts and Executive’s full professional time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its respective subsidiaries and affiliates. Executive shall perform Executive’s duties and responsibilities to the best of Executive’s abilities in a diligent, trustworthy, and business-like manner. Notwithstanding the foregoing: (i) Executive may serve on one or more non-profit boards of directors; and (ii) beginning on the date that is the one-year anniversary of the Effective Date, Executive may serve on up to one board of directors of a for-profit company that is not a competitor of the Company, in each case, so long as such board service does not unreasonably interfere with the Executive’s discharge of his duties to the Company. (c) Executive shall principally perform Executive’s duties and responsibilities from the Company’s office in Scottsdale, Arizona, provided that Executive may be required to travel as needed for Company business. (d) Executive shall report to the President and Chief Executive Officer.

Page 2 4. Compensation and Benefits. (a) Base Salary. Executive’s annual base salary, not including the value of any benefits, shall be $390,000.00, less applicable withholding and other customary payroll deductions (the “Base Salary”). The Base Salary shall be paid in equal pro-rated amounts in accordance with the Company’s regular payroll procedures. (b) Annual Bonus. Executive shall be eligible to participate in the Company’s Short- Term Incentive Plan (“STIP”), pursuant to which Executive may earn an annual cash bonus of up to 50% of the Base Salary based on achievement of mutually agreeable individual and Company performance metrics (the “Annual Bonus”). The Annual Bonus will be calculated and paid in the calendar year following the end of the calendar year for which performance is measured, payable in the first payroll period following the Company’s receipt of its audited financial statements. Executive must be employed with the Company on the date that the Annual Bonus is paid in order to receive it. The 2025 annual bonus will be pro-rated based on time in the role and is subject to approval by the Board. (c) Equity Grant. You will be eligible to participate in the Company’s incentive stock plan (the “Plan”) and any other future long-term incentive plans, pursuant to which the Company will grant you on an annual basis stock options and/or restricted stock units with a targeted value equal to 50% of your annual salary in accordance with the terms of the Plan. Your grant agreement will provide for a 4- year vesting schedule. The terms and conditions of your participation (including vesting and forfeiture) will be set forth in equity grant agreements, the form of which have been provided to you for review. As a condition to each of such grants, you shall be required to execute the applicable equity grant agreements. In addition to future grants under the Plan, you will be offered an initial grant with a value of $250,000 Such grant shall be made on Commencement Date and shall be subject to the terms and conditions (including 4-year vesting schedule) to be set forth in the equity grant agreements governing such grant and your execution of such equity grant agreements. (d) Broad-Based Employee Benefits. Executive shall be eligible to enroll in comprehensive health, vision, and dental Company-sponsored benefits and insurance programs for Executive and Executive’s family. Executive may also participate in the Company’s 401(k) plan on the same terms as similarly situated executives, subject to the general eligibility and participation provisions set forth in such plans from time to time. The Company reserves the right to amend or terminate any or all Executive benefit plans at any time. 5. Employment Period. (a) Subject to Section 6(b), Executive’s employment will commence on the Effective Date and will continue for a period of twelve (12) months (the “Initial Term”). This Agreement shall automatically be extended for successive one-year terms (each, a “Renewal Term”), unless the Company or Executive provide written notice to the other party of non-renewal at least ninety (90) calendar days prior to the expiration of the Initial Term or any Renewal Term. The entirety of Executive’s employment with the Company shall be referred to herein as the “Employment Period.” (b) Notwithstanding Section 6(a), the Employment Period will end upon the first to occur of any of the following events (the “Termination Date”): (i) upon the Company’s termination of Executive’s employment with Cause; (ii) if the Company terminates Executive’s employment without Cause, on a date to be determined by the Company; (iii) the expiration of the Employment Period solely as a result of either party’s non-renewal as provided in Section 6(a); (iv) ninety (90) days following Executive’s resignation without Good Reason, unless the Company agrees, in its sole discretion, to waive

Page 3 all or part of the Notice Period as provided in Section 6(d); (v) Executive’s termination of his employment for Good Reason pursuant to the notice provisions attendant thereto; or (vi) Executive’s death or total disability lasting more than one hundred eighty (180) consecutive days. (c) Any termination of Executive’s employment under Section 6(b) (other than due to Executive’s death or total disability and subject to the terms of a Good Reason termination) must be communicated by a written “Notice of Termination,” delivered by the Company or Executive to the other party. (d) To the extent Executive intends to execute a voluntary termination pursuant to Section 6(b)(iv), Executive must provide the Company written notice at least ninety (90) calendar days prior to the date Executive intends to resign (the “Notice Period”). The Company may waive all or any part of the Notice Period at the Company’s sole discretion. 6. Termination and Severance Payments. (a) If the Company terminates Executive’s employment for Cause, or if Executive terminates his employment voluntarily and without Good Reason, Executive shall receive any and all earned but unpaid wages within seven (7) business days or the Company’s next regular payday, whichever comes first, and Executive shall be promptly paid for any incurred but unpaid reimbursable business expenses (collectively, the “Termination Payments”). Executive shall not be entitled to any further compensation from the Company. (b) Employee shall be eligible for severance pay under this paragraph after completing one (1) year of employment with Company. If the Company terminates Executive’s employment (which includes the Company’s termination of Executive’s employment by its non-renewal of this Agreement as provided in Section 6(b)(iii)) without Cause or if the Executive terminates his employment for Good Reason, Executive shall receive (i) the Termination Payments, and (ii) provided Executive executes and does not revoke a general release of claims against the Company in the form attached hereto (the “Release”), severance pay equal to 50% of six (6) months of the Base Salary (the “Severance Payments”). The Severance Payments shall be paid to Executive as a salary continuation beginning on the Company’s first regular payday following the sixtieth (60th) day after the date Executive incurs a separation from service (as defined in Code Section 409A); provided, any payments that would have been made during such sixty (60)-day period if Executive’s Base Salary had continued uninterrupted after the date of his separation from service will be paid in a lump-sum on the date his Severance Payments commence; provided that: (i) if the sixty (60)-day period following the separation from service crosses calendar years, if necessary to comply with Section 409A of the Code payment shall not commence until the second calendar year; and (ii) if the Release has not been fully executed by Executive or the seven (7)-day revocation period has not passed, any payments due before those two events will be forfeited and shall not be paid. (c) The Company agrees to reimburse you for the costs of COBRA coverage for you and your dependents for the six (6)-month Severance Payments period, less the amount paid for such coverage by active employees of the Company. COBRA payments will cease following the six (6)-month Severance Payments period or should Executive secure alternative medical coverage elsewhere. Executive shall provide timely notification to the Company if Executive secures alternate medical coverage during the six (6)-month Severance Payments period. Such reimbursements shall be made within thirty (30) days after Executive pays those COBRA premiums and submits copies of relevant invoices to the Company for any expenses paid directly by Executive to a third party.

Page 4 7. Confidential Information and Trade Secrets. (a) Executive is employed by the Company in a confidential relationship where Executive, in the course of Executive’s employment with the Company, has become or will become familiar with and aware of information that was established and maintained at great expense to the Company; this information is Confidential Information and a Trade Secret (as defined in Section 17) and constitutes valuable goodwill of the Company. The protection of the Company’s Confidential Information and Trade Secrets is of critical importance to the Company. The Company engages in the business of providing chiropractic care and services (the “Business”). The Company’s involvement in its Business has required and continues to require the expenditure of substantial amounts of money, relying on critical customer and vendor relationships, and the use of skills developed over a long period of time for research, marketing, and sales as it relates to the provision and creation of the Business. As a result of these investments, the Company has developed and will continue to develop certain valuable Trade Secrets and Confidential Information that are particular, proprietary, and unique to the Company’s Business and the disclosure of which would cause the Company great and irreparable harm. Executive therefore acknowledges and agrees that it is fair and reasonable for the Company to take steps to protect itself from the risk of such disclosure, use, and/or misappropriation. (b) During Executive’s employment and thereafter, Executive shall not, without the prior written consent of the Company, unless otherwise required by law or legal process, use, communicate, or divulge Confidential Information other than as necessary to perform Executive’s duties for the Company. (c) Except as necessary to perform Executive’s duties for the Company, during Executive’s employment and thereafter, Executive will not, directly or indirectly, transmit or disclose any Trade Secrets to any person or entity and will not, directly or indirectly, make use of any Trade Secrets without the express written consent of the Company. This provision will apply for so long as a particular Trade Secret retains its status as a trade secret under applicable law. The protection afforded to Trade Secrets and/or Confidential Information by this Agreement is not intended by the parties to limit, and is intended to be in addition to, any protection provided to any such information under any applicable federal, state, or local law. (d) Pursuant to the Defend Trade Secrets Act of 2016, Executive understands that an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is: (a) made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; (b) solely for the purpose of reporting or investigating a suspected violation of law; or (c) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order. 8. Company Property. (a) All files, records, documents, drawings, specifications, data, computer programs, customer or vendor lists, specific customer or vendor information, marketing techniques, business strategies, contract terms, pricing terms, discounts, and management compensation of the Company, whether prepared by Executive in the course of Executive’s duties or otherwise coming into Executive’s possession, shall remain the exclusive property of the Company, and Executive shall not remove any such items from the premises of the Company, except in furtherance of Executive’s job duties pursuant to this Agreement.

Page 5 (b) Upon Executive’s separation of employment for any reason, Executive agrees to immediately surrender and deliver to the Company all copies and embodiments, in whatever form, of all Confidential Information, Trade Secrets, work product, other works of the Company in Executive’s possession, and all Company property in Executive’s possession or within Executive’s control, irrespective of the location or form of such material, including such information located on Executive’s personal mobile phone, laptop computer, and any other electronic device. If requested by the Company, Executive will provide the Company with written confirmation that all such materials have been delivered to the Company as provided herein. 9. Executive Inventions. It is understood that while employed by the Company, Executive will promptly disclose to the Company in writing, and assign to the Company, Executive’s interest in any invention, improvement, copyrightable material, or discovery made or conceived by Executive, either alone or jointly with others, which arises out of Executive’s employment (“Executive Invention”). At the Company’s request and expense, Executive will reasonably assist the Company during the Employment Period and thereafter in connection with any controversy or legal proceeding relating to an Executive Invention and in obtaining domestic and foreign patent(s) or other protection covering an Executive Invention. As a matter of record, Executive hereby states that prior to executing this Agreement, Executive has provided a list of all unpatented inventions in which Executive owns all or partial interest, if any; to the extent Executive submits no such list, Executive is affirmatively indicating that Executive does not own or have an interest in any such unpatented inventions. Executive agrees not to assert any right against the Company with respect to any invention which is not patented or which is not provided to the Company in advance of executing this Agreement. 10. Non-Competition. Executive agrees that during the Restricted Period, Executive shall not, directly or indirectly, render services that are substantially the same as the Services rendered by Executive to the Company to any person or entity that engages in or owns, invests in any material respect, operates, manages, or controls any venture or enterprise that substantially engages or plans to substantially engage in Competitive Activity in the Territory. 11. Non-Solicitation of Clients. Executive agrees that the relationship between the Company and each of its clients constitutes a valuable asset of the Company and may not be converted to Executive’s own use. Executive agrees that during the Restricted Period, Executive shall not, on Executive’s own behalf or on behalf of any Person, (a) directly or indirectly solicit, divert, or appropriate, or attempt to solicit, divert, or appropriate, any existing client of the Company, or (b) impair or interfere with the relationship between the Company and any of its current clients. 12. Non-Solicitation of Employees. Executive agrees that the relationship between the Company and each of its Employees constitutes a valuable asset of the Company and may not be converted to Executive’s own use. During the Restricted Period, Executive shall not, on Executive’s own behalf or on behalf of any other Person solicit any Employee of the Company to accept new employment or otherwise encourage any such Employee to leave the employment of the Company. Notwithstanding the foregoing, it shall not be a violation of this Section 13 for Executive to make general solicitations of employment by public advertisements in newspapers, trade journals, social media, broadcast media or other nonspecific methods not specifically targeted at the Executives of the Company. 13. Communication of Obligations. During the Restricted Period, Executive will communicate Executive’s obligations under Sections 11, 12, and 13 of this Agreement to any person or entity with whom or which Executive accepts employment or is considering an offer of employment. During the Restricted Period and at all times thereafter, Executive will communicate Executive’s obligations under Section 8 of this Agreement to any person or entity with whom or which Executive accepts employment or is considering an offer of employment.

Page 6 14. Reasonableness of Restrictions. Executive acknowledges that the post-employment restrictions contained in Sections 11, 12, and 13 of this Agreement (the “Restrictions”) are reasonable, proper, and necessitated by the Company’s legitimate business interests and the goodwill associated with the Company’s business. Executive also acknowledges that the geographic scope of the Territory is reasonable, necessary to protect the Company’s legitimate business interests, and does not impose a greater restraint than is necessary to protect the Company’s goodwill and other legitimate business interests. Executive therefore acknowledges that the Company has a protectable interest in restricting Executive from disclosing Confidential Information and Trade Secrets, from competing against the Company, and from soliciting its clients and Executives. 15. Mutual Non-Disparagement. (a) During the Restricted Period, Executive shall not disparage the Company, or any of its members, managers, direct or indirect owners, officers, Executives or agents, or any of the Company’s products or services. This Section 16 does not in any way restrict or impede Executive from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency or from testifying truthfully in any legal proceeding; provided that such compliance does not exceed that required by the law, regulation, or order. Nothing in this Section 16 shall limit or otherwise affect Executive’s rights and remedies arising out of, with respect to or by reason of a breach of this Agreement. (b) Following Executive’s separation from employment, the Company shall instruct its officers and directors to refrain from making any disparaging remarks regarding Executive during the Restricted Period. The Company promises only to give this instruction and does not make any representations as to the actions of such individuals who receive the instruction, who are not signatories to this Agreement. 16. Definitions. (a) “Cause” means: (i) Executive’s material breach of the duties and responsibilities of Executive or of any provision of this Agreement, provided however, that Executive’s engagement in activities prohibited by Sections 8, 11, 12, or 13 of this Agreement shall constitute Cause regardless of whether such engagement constitutes a material breach; (ii) Executive’s conviction of a felony or conviction of any misdemeanor involving willful misconduct (other than minor violations such as traffic violations) if such misdemeanor causes or is likely to cause material damage to the property, business, or reputation of the Company; (iii) acts of dishonesty by Executive resulting or intending to result in personal gain or enrichment at the expense of the Company; (iv) conduct by Executive in connection with Executive’s duties hereunder that is fraudulent or unlawful, that involves embezzlement or material dishonesty, or that is materially injurious to the Company;

Page 7 (v) Executive’s breach of Executive’s fiduciary duties to the Company; (vi) Executive’s failure to cooperate fully, or failure to direct the persons subject to Executive’s management or direction to cooperate fully, with all corporate investigations or independent investigations by the Company, all governmental investigations of the Company, and all orders involving Executive or the Company entered by a court of competent jurisdiction; (vii) Executive’s material violation of Company policies; (viii) Executive’s repeated failure to perform duties as reasonably directed by the Company (other than any such failure resulting from incapacity due to physical or mental illness) after providing Executive with reasonable notices and opportunity to cure; or (ix) the unlawful use or possession of illegal drugs by Executive while performing any of Executive’s duties or responsibilities for the Company, or performing Executive’s duties and responsibilities for the Company while intoxicated. Before Cause is considered to exist pursuant to clauses (i), (vii) or (viii) above, (A) Executive must have first received, within thirty (30) days following the occurrence of any of the events set forth in such clauses, written notice from the Company specifying the specific bases for Company’s belief that (1) Executive has violated any such clause(s) and (2) the Company is entitled to terminate employment for Cause, (B) Executive fails to cure the event constituting Cause within thirty (30) days after receipt of such written notice thereof, and (C) the Company terminates employment within the earlier of ten days (10) days following expiration of such cure period or receipt from the Executive that such deficiencies will not be cured, provided however, that the period for cure shall not be applicable to violations of clause (i) above based upon a violation of Sections 8, 11. 12, or 13 determined by the Board in good faith to be uncurable. (b) “Code” means the Internal Revenue Code of 1986, as amended. (c) “Competitive Activity” means engaging in or attempting to engage in the Business. (d) “Confidential Information” means all information not generally known to the public, in spoken, printed, electronic, or any other form or medium, relating directly or indirectly to the Company, including but not limited to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, or techniques; the Company’s contracts or terms of any agreements with clients, suppliers, or vendors; the Company’s transactions, potential transactions, negotiations, pending negotiations, trade secrets, computer programs or computer software (including but not limited to all Company-created, proprietary computer programs or software), applications, operating systems, software design, web design, work-in-process, databases, manuals, records, articles, systems, material, or sources of material; the Company’s financial information, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, or personnel information; Executive, client, or vendor lists; market studies; the Company’s, revenue, costs, profits, and losses; and the Company’s inventions, unpublished patent applications, original works of authorship, and discoveries.

Page 8 Confidential Information shall include information developed by Executive in the course of Executive’s employment with the Company as if the Company furnished the same Confidential Information to Executive in the first instance. Confidential Information does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the Company. This definition is not intended to limit any definition of confidential information or any equivalent term under applicable federal, state or local law. (e) “Good Reason” means any of the following taken without Executive's written consent and provided (A) the Company receives, within thirty (30) days following the occurrence of any of the events set forth in clauses (i) through (iv) below, written notice from Executive specifying the specific basis for Executive's belief that Executive is entitled to terminate employment for Good Reason, (B) the Company fails to cure the event constituting Good Reason within thirty (30) days after receipt of such written notice thereof, and (C) Executive terminates employment within the earlier of ten days (10) days following expiration of such cure period or receipt from the Company that such deficiencies will not be cured: (i) the assignment to Executive of duties that are substantially inconsistent with the Executive's position as President and CFO on the Effective Date provided that such assignment constitutes a material diminution in Executive's duties on the Effective Date; (ii) a decrease in Executive's Base Salary and Target Bonus, combined, by more than 10% (other than in connection with a general decrease in the cash compensation of substantially all other officers); (iii) the relocation of Executive’s primary work location to a facility or a location more than twenty-five (25) miles from Executive's then current location; or (iv) any material breach of this Agreement by the Company. (f) “Restricted Period” means the entirety of Executive’s employment with the Company and for a period of twelve (12) months following the Termination Date. (g) “Territory” means within a twenty-five (25) mile radius of any of the Company’s locations (including franchise locations) in the United States that are existing as of the Termination Date or that Executive knows the Company is preparing to open as of the Termination Date. (h) “Trade Secrets” means all forms and types of financial, business, scientific, technical, economic, or engineering information, including patterns, plans, compilations, program devices, formulas, designs, prototypes, methods, techniques, processes, procedures, programs, or codes, whether tangible or intangible, and whether or how stored, compiled, or memorialized physically, electronically, graphically, photographically, or in writing if: (y) the Company has taken reasonable measures to keep such information secret; and (z) the information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by another person who can obtain economic value from the disclosure or use of the information; that is, the information is valuable to the Company and to its competitors because of its secrecy. To the fullest extent permitted by law, Trade Secrets shall include, without limitation, Company documents, or other information and documentation, regardless of format or medium, pertaining to the design, development, specifications, capacity, testing, installation, implementation, and customizing techniques and procedures concerning the

Page 9 Company’s present and future processes, technologies, products, merchandise, services, research, development, or pricing. 18. Executive Representations. Executive hereby acknowledges and represents that Executive has had the opportunity to consult with independent legal counsel regarding Executive’s rights and obligations under this Agreement and that Executive fully understands the terms and conditions contained herein. Executive further represents to the Company that: (a) the execution, delivery, and performance of this Agreement by Executive does not and will not conflict with, breach, violate, or cause a default under any contract, agreement, instrument, order, judgment, or decree to which Executive is a party or by which Executive is bound; (b) Executive is not a party to or bound by any employment, noncompetition, confidentiality, or other similar agreement with any other person or entity; (c) the Company has not sought, and Executive has not brought (and will not bring to the Company or use in the performance of Executive’s responsibilities for the Company), any materials or documents of a former employer or third party which are not generally available to the public unless Executive obtained written authorization from the former employer; (d) Executive will not disclose to the Company, or use or induce the Company to use, any confidential and/or proprietary information or trade secrets of any prior employer or third-party at any time; (e) no officer, Executive, and/or other representative of the Company has requested or instructed Executive to disclose or use any such third-party confidential and/or proprietary information or trade secrets; and (f) upon the execution and delivery of this Agreement by the Company, this Agreement will be the valid and binding obligation of Executive, enforceable in accordance with its terms. 19. Withholding of Taxes. The Company shall withhold from any amounts payable under this Agreement all federal, state, city, or other taxes that the Company is required to withhold under any applicable law, regulation or ruling. 20. Corporate Opportunities. Executive acknowledges that during the course of Executive’s employment, Executive may be offered or become aware of business or investment opportunities in which the Company may or might have an interest where the Company does or may do business (a “Corporate Opportunity”). Executive has a duty to advise the Company of any such Corporate Opportunities: (a) if offered to Executive; and (b) before acting on such an opportunity. 21. Duty of Loyalty and No Conflicts of Interest. Executive agrees that during employment with the Company, Executive will not directly or indirectly engage in any employment activity, business activity, or Corporate Opportunity that interferes or conflicts with Executive’s employment. Executive acknowledges and agrees that during employment with the Company, Executive shall not: (a) work or provide services to a customer or Competitive Activity; (b) invest or participate in any Corporate Opportunity that Executive becomes aware of in the course and conduct of the scope of Executive’s duties with the Company; or (c) accept any employment that would prevent Executive from fully performing Executive’s duties to the Company. 22. Protected Rights. Executive understands that nothing contained in this Agreement limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, or any other federal, state, or local governmental agency or commission (each, a “Government Agency”). Executive further understands that this Agreement does not limit Executive’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, nor does this Agreement impact or limit Executive’s eligibility to receive an award for information provided to any Government Agency. 23. Equitable Relief. Executive hereby agrees that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants set forth in this

Page 10 Agreement. Accordingly, Executive agrees that if Executive breaches any of the provisions of this Agreement, the Company will have, in addition to any other right or remedy available, the right to obtain specific performance and/or injunctive relief or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of this Agreement, the Restricted Periods as described in the Non-Solicitation and Non-Competition provisions above will be tolled until such breach or violation has been duly cured. 24. Code Section 409A. (a) It is the intention of both the Company and Executive that the benefits and rights to which Executive could be entitled pursuant to this Agreement be exempt from Code Section 409A of the Internal Revenue Code to the maximum extent possible or, to the extent they are not exempt from Code Section 409A, that they be compliant with Code Section 409A, and the provisions of this Agreement shall be construed in a manner consistent with that intention. If and to the extent required to comply with Code Section 409A, no payment or benefit required to be paid under this Agreement on account of termination of Executive’s employment shall be made unless and until Executive incurs a “separation from service” within the meaning of Code Section 409A. Notwithstanding any provisions of this Agreement to the contrary, if the Executive is a “specified Executive” (within the meaning of Code Section 409A and determined pursuant to procedures adopted by the Company in compliance with Code Section 409A) at the time of Executive’s separation from service (within the meaning of Code Section 409A) and if any portion of the payments or benefits to be received by the Executive upon separation from service would be considered deferred compensation under Code Section 409A (that does not qualify for an exemption from Code Section 409A), any such deferred compensation amounts that would otherwise be payable pursuant to this Agreement during the six (6)-month period immediately following the Executive’s separation from service and any such benefits that would be deferred compensation and that would otherwise be provided pursuant to this Agreement during the six (6)-month period immediately following the Executive’s separation from service shall instead be paid or made available on the earlier of: (i) the first business day following the six (6)-month anniversary of the date of the Executive’s separation from service or (ii) Executive’s death. Each payment under this Agreement will be treated as a separate payment for purposes of Section 409A. To the extent that any payments made or benefits provided pursuant to this Agreement are reimbursements or in-kind payments, to the extent necessary to comply with Code Section 409A, the amount of such payments or benefits during any calendar year will not affect the amounts or benefits provided in any other calendar year, the payment date will in no event be later than the last day of the calendar year immediately following the calendar year in which an expense was incurred, and the right to any such payments or benefits will not be subject to liquidation or exchange for another payment or benefit. (b) Notwithstanding anything to the contrary, the Company does not make any representation to Executive that the payments or benefits provided under this Agreement are exempt from, or satisfy, the requirements of Code Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless Executive or any beneficiary of Executive for any tax, additional tax, interest or penalties that Executive or any beneficiary of Executive may incur in the event that any provision of this Agreement or any other action taken with respect thereto is deemed to violate any of the requirements of Code Section 409A. 25. Waiver of Jury Trial. EACH PARTY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTY OR ANY AFFILIATE OF SUCH OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE

Page 11 THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. EACH PARTY ACKNOWLEDGES THAT IT HAS RECEIVED THE ADVICE OF COMPETENT COUNSEL 26. Successors and Assigns. This Agreement is to bind and inure to the benefit of and be enforceable by Executive, the Company, and their respective heirs, executors, personal representatives, successors, and assigns, except that neither party may assign any rights or delegate any obligations hereunder without the prior written consent of the other party. Executive hereby consents to the assignment by the Company of all of its rights and obligations under this Agreement to any successor to the Company by merger or consolidation or purchase of all or substantially all of the Company’s assets, provided that the transferee or successor assumes the Company’s liabilities under this Agreement by agreement in form and substance reasonably satisfactory to Executive. 27. Survival. Subject to any limits on applicability contained therein, Section 8 will survive and continue in full force in accordance with its terms notwithstanding any termination of the Employment Period. 28. Choice of Law. This Agreement is to be governed by the laws of State of Arizona. Any action alleging a breach or violation of this Agreement shall be brought in the courts of competent jurisdiction in Maricopa County, Arizona, or the United States District Court for the District of Arizona, Phoenix Division. 29. Severability. Whenever possible, each provision of this Agreement is to be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, that invalidity, illegality, or unenforceability is not to affect any other provision or any other jurisdiction, and this Agreement is to be reformed, construed, and enforced in the jurisdiction as if the invalid, illegal, or unenforceable provision had never been contained herein. 30. Indemnity. If any action is brought against the Company involving: (a) any actual or alleged restrictive covenant or other agreement that may prohibit or restrict Executive’s employment by the Company, or (b) Executive’s actual or alleged misappropriation of Confidential Information or Trade Secrets, Executive agrees to defend, indemnify, and hold the Company harmless from any and all costs incurred in defending such proceeding. This includes, but is not limited to, court fees and attorneys’ fees, and from any and all liability, judgment, or settlement assessed against the Company. 31. Notices. Any notice provided for in this Agreement is to be in writing and is to be either personally delivered, sent by reputable overnight carrier, or emailed, to the recipient at the address indicated as follows: Notices to Executive: Scott Bowman To the address listed in the then-current personnel records of the Company.

Page 12 Notices to the Company: The Joint Corporation 16767 N. Perimeter Drive Suite 110 Scottsdale, Arizona 85260 Attn: Chief Executive Officer with a copy to: Greenberg Traurig, LLP 2375 East Camelback Road, Suite 800 Phoenix, Arizona 85016 E-mail: beckk@gtlaw.com Attention: Katherine Beck 32. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement is to affect the validity, binding effect, or enforceability of this Agreement. 33. Interpretation. The parties acknowledge and agree that each party has reviewed and negotiated the terms and provisions of this Agreement and has had the opportunity to contribute to its revision. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor of or against either party. 34. Complete Agreement. This Agreement embodies the complete agreement and understanding between the parties with respect to the subject matter hereof, is effective as of the date next to Executive’s signature below, and supersedes and preempts any prior understandings, agreements, or representations by or between the parties, written or oral, that may have related to the subject matter hereof in any way. 35. Counterparts. This Agreement may be executed in separate counterparts, each of which is to be deemed to be an original and all of which taken together are to constitute one and the same agreement. 36. Voluntary Agreement. Executive acknowledges and agrees: (a) Executive is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else; (b) Executive has carefully read this Agreement and has asked any questions needed for Executive to understand the terms, consequences, and binding effect of this Agreement; (c) Executive has sought or was able to seek the advice of an attorney before signing this Agreement; and (d) Executive understands this is the sole Agreement pertaining to the subject matter herein and that no other agreement is or shall be enforceable unless it is an express modification of this Agreement, which is adopted in accordance with the terms of this Agreement. [Remainder of page intentionally left blank]

The parties are signing this Agreement to be effective as of the Effective Date (as defined herein). THE JOINT CORPORATION By: /s/ Sanjiv Razdan Name: __Sanjiv Razdan_____________________ Title: __President & Chief Executive Officer ___ Date: ___06/09/2025________________________ EXECUTIVE /s/ Scott Bowman Scott Bowman 6/10/25_______________________________________ Date

FORM OF RELEASE THIS RELEASE (this "Release") is dated ___________ by Scott Bowman ("Executive") in favor of the Releasees (as defined below) pursuant to the Employment Agreement dated as of June 10, 2025(the “Employment Agreement) between the Executive and The Joint Corporation, a Delaware Corporation, in consideration for the Severance Payments to be paid to the Executive thereunder. Executive acknowledges and agrees that Executive is required to execute and not revoke this Release in order to receive the Severance Payments. NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Executive agrees as follows: 1. Release in Full of All Claims. In exchange for the Severance Payments and other good and valuable consideration as provided in accordance with the terms of the Employment Agreement, Executive, for himself, his agents, attorneys, heirs, administrators, executors, assigns, and other representatives, and anyone acting or claiming on his or their joint or several behalf, hereby releases, waives, and forever discharges the Company, including its past or present executives, officers, directors, managers, trustees, board members, stockholders, agents, affiliates, parent entity(ies), subsidiaries, attorneys, successors, assigns, and other representatives, and anyone acting on their joint or several behalf (the "Releasees"), from any and all known and unknown claims, causes of action, demands, damages, costs, expenses, liabilities, or other losses arising on or prior to the date Executive signs this Release, including, but not limited to, those that in any way arise from, grow out of, or are related to Executive's employment with the Company or any of its affiliates and subsidiaries or the termination thereof. By way of example only and without limiting the immediately preceding sentence, Executive agrees that he is releasing, waiving, and discharging any and all claims against the Company and the Releasees under (a) any federal, state, or local employment law or statute, including, but not limited to, Title VII of the Civil Rights Act(s) of 1964 and 1991, Section 1981 of the Civil Rights Act of I870, the Executive Retirement Income Security Act, the Americans with Disabilities Act (the "ADA"), the Age Discrimination in Employment Act (the "ADEA''), the Family and Medical Leave Act (the "FMLA"), the Worker Adjustment and Retraining Notification Act("WARN"), the Uniformed Services Employment and Reemployment Rights Act (the "USERRA"), applicable state civil rights law(s), or (b) any federal, state or municipal law, statute, ordinance or common law doctrine regarding (i) the existence or breach of oral or written contracts of employment, (ii) negligent or intentional misrepresentations, (iii) promissory estoppel, (iv) interference with contract or employment, (v) defamation or damage to business or personal reputation, (vi) assault and battery, (vii) negligent or intentional infliction of emotional distress, (viii) unlawful discharge in violation of public policy, (ix) discrimination, (x) retaliation, (xi) wrongful discharge, (xii) harassment, (xiii) whistleblowing, (xiv) breach of implied covenant of good faith, or (xv) claims under any of the Releasees' policies or practices. Notwithstanding the foregoing, Executive does not: (A) give up his right to any benefits to which he is entitled under any retirement plan of the Company that is intended to be qualified under Section 40l(a) of the Code, (B) give up his rights, if any, under Part 6 of Subtitle B of Title I of the Executive Retirement Income Security Act of 1974, as amended ("COBRA"), (C) give up his rights to any monetary award from a government-administered whistleblower award program, such as that offered by the Securities and Exchange Commission pursuant to Section 2IF of the Securities Exchange Act of 1934, (D) give up his rights to enforce the terms of the Employment Agreement and this Release, (E) give up his rights to any claims in respect of his equity interests in the Company and/or (F) release any claims to challenge the validity of this release under the ADEA or any claims that Executive cannot waive by operation of law. Nothing contained herein shall be construed to prohibit Executive from filing a charge with or Page 2

Page 3 participating in any investigation by the Equal Employment Opportunity Commission (the "EEOC") or any other governmental or administrative agency or participating in investigations by that entity or any other governmental or administrative agency. However, Executive acknowledges that the release he executes herein waives his right to seek or accept individual remedies or monetary damages in any such action or lawsuit arising from such charges or investigations, including, but not limited to, back pay, front pay, or reinstatement. Executive further agrees that if any person, organization, or other entity should bring a claim against the Releasees involving any matter covered by this Release, Executive will not accept any personal relief in any such action, including damages, attorneys' fees, costs, and all other legal or equitable relief. 2. Assistance to Others. Executive agrees not to assist or cooperate, in any way, directly or indirectly, with any person, entity or group (other than the EEOC or other governmental or administrative agency) involved in any proceeding, inquiry or investigation of any kind or nature against or involving the Company or any of the Releasees, except as required by law, subpoena or other compulsory process. Moreover, Executive agrees that to the extent he is compelled to cooperate with such third parties, he shall disclose to the Company in advance that he intends to cooperate and shall disclose the manner in which he intends to cooperate. Further, Executive agrees that within three (3) days after such cooperation, he will meet with representatives of the Company and disclose the information that he provided to the third party. This Section is to be broadly construed and is to include conversations, informal comments, confirmations, suggestions or advice of any type to third parties, their counsel or their advisors. Further, if Executive is legally required to appear or participate in any proceeding that involves or is brought against the Company or the Releasees, Executive agrees to disclose to the Company in advance what he plans to say or produce and otherwise cooperate fully with the Company or the Releasees; however, nothing in this Release is intended to require Executive to notify the Company in advance of any communication with or disclose what he plans to say to the EEOC, the Securities and Exchange Commission (SEC) or any other governmental or administrative agency. 3. No Admission of Wrongful Conduct. Executive hereby acknowledges and agrees that, by the Company providing the consideration described above and entering into this Release, the Company, including its past or present Executives, officers, managers, directors, trustees, board members, stockholders, agents, affiliates, subsidiaries, parent corporations, successors, assigns, or other representatives, and the Releasees are not admitting any unlawful or otherwise wrongful conduct or liability to Executive or his heirs, executors, administrators, assigns, agents, or other representatives. Executive and the Company further understand and agree that the Employment Agreement and this Release shall not be admissible as evidence in any court or administrative proceeding, except that either party may submit the Employment Agreement and this Release to any appropriate forum in the event of an alleged breach of the Employment Agreement and this Release or a claim by either party concerning the enforceability or interpretation of the Employment Agreement and this Release. 4. Arbitration and Damages in Case of Breach. Any and all disputes arising out of or in any way relating to this Release shall be submitted to binding arbitration before a panel mutually agreed to by the parties and conducted in accordance with the Commercial Rules of the American Arbitration Association before a panel of three (3) arbitrators to be selected in accordance with such rules. Any breach of this Release by Executive or the Company shall entitle the other party to recover (a) any and all amounts paid pursuant to this Release, plus (b) any actual damages that the Company or Executive can establish resulted or will result from such breach, upon a showing to a binding arbitration panel mutually agreed to by the parties and conducted in accordance with the Rules of the American Arbitration Association. The costs of any such proceeding, including reasonable attorneys' fees, shall be paid by the non-prevailing party. This Section shall not apply to any claim filed by Executive with the EEOC, SEC or other governmental or administrative agencies, including an action concerning the enforceability of this Release.

Page 4 5. ADEA/OWBPA Waiver & Acknowledgment. Executive understands that the release set forth herein includes a release of any claims he may have under the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., against any of the Releasees that may have existed on or prior to the date upon which Executive executes this Release. Executive understands that the ADEA is a federal statute that prohibits discrimination on the basis of age. Executive wishes to waive any and all claims under the ADEA that Executive may have against any of the Releasees as of the date upon which Executive executes this Release, and hereby waives such claims. Executive understands that any claims under the ADEA that may arise after the date this Release is executed by Executive are not waived. Executive acknowledges that he is receiving consideration for the waiver of any and all claims under the ADEA to which he is not already entitled. Executive, pursuant to and in compliance with the rights afforded him under the Older Workers Benefit Protection Act: (a) is advised to consult with an attorney before executing this Release; (b) has, at his option, at least twenty-one (21) days to consider this Release; (c) may revoke this Release at any time within the seven (7) day period following his execution of this Release (the "Revocation Period"); (d) is advised that this Release shall not become effective or enforceable until the Revocation Period has expired; and (e) is advised that he is not waiving claims that may arise after the date on which he executes this Release. Executive may revoke this Release by delivering a written notice of revocation to the Senior Vice President, Human Resources of the Company at the address for notices set forth in the Employment Agreement. For this revocation to be effective, such written notice must be actually received by such person, at the address set forth above no later than the close of business on the seventh (7th) day after Executive signs this Release. If this Release is not revoked within the Revocation Period, this Release will become effective and enforceable on the date immediately following the last day of the Revocation Period (the "Effective Date"). Executive understands and acknowledges that if he revokes this Release within the Revocation Period, Executive will not receive any Severance Payments and will be required to repay any Severance Payments previously paid. 6. Governing Law. This Release shall in all respects be interpreted, construed and governed by and in accordance with the internal substantive laws of the State of Arizona. 7. Severability. Should any provision of this Release be declared or be determined by any court to be invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby, and said invalid part, term or provision shall be deemed not to be part of this Release. The waiver of a breach of any of the provisions of this Release shall not operate or be construed as a waiver of any other provision of this Release or a waiver or any subsequent breach of the same provision. Notwithstanding the foregoing, if this Release is invalidated, the Employment Agreement is nullified in its entirety and the Company shall have no obligation under the Employment Agreement. 8. Voluntary Execution. Executive acknowledges that he is executing this Release voluntarily and of his own free will in order to receive the Termination Payments and that he fully understands and intends to be bound by the terms of this Release. Further, Executive acknowledges that he has received a copy of this Release on ____________ and has had an opportunity to carefully review this Release with his attorney prior to executing it or warrants that he chooses not to have his attorney review this Release prior to signing. Executive will be responsible for any attorneys' fees incurred in connection with the review of this Release by his attorneys. This Release may be executed in counterparts and by signatures transmitted by fax or email. Executive acknowledges that this Release may not be executed prior Executive's last day of employment, and if Executive executes the Release prior to his last day of employment, it is null and void. The offer to enter into this Release shall remain open for twenty-one (21)

Page 5 days following Executive's last day of employment, after which time it shall be deemed withdrawn without further action or notice by the Company. Executive will not receive any Severance Payments if this Release is not executed on or prior to the twenty-first (21st) day following his last day of employment and will be required to repay any Severance Payments previously paid. 9. No Assignment of Claims. Executive hereby represents and warrants that he has not previously assigned or purported to assign or transfer to any person or entity any of the claims or causes of action herein released. 10. Successors and Assigns. This Release shall bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, executors, personal representatives, successors and assigns, except that neither party may assign any rights or delegate any obligations hereunder without the prior written consent of the other party. Executive hereby consents to the assignment by the Company of all of its rights and obligations hereunder to any successor to the Company by merger or consolidation or purchase of all or substantially all of the Company's assets, provided such transferee or successor assumes the liabilities of the Company hereunder. Signature Page to Release Dated:________________________________ _________________________________________________ Scott Bowman